United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:               February 6, 2008

Hyperdynamics Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation)

001-32490
(Commission File Number)

87-0400335
(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices) (Zip Code)

voice: (713) 353-9400        fax: (713) 353-9421
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

INTRODUCTION

On February 6, 2008, we and two of our wholly-owned subsidiaries (Trendsetter Production Company and HYD Resources Corporation {the “Subsidiaries”}) entered into a series of agreements (the “Transactions”) with YA Global Investments, L.P. (“Yorkville”).  The nature of the Transactions is a private placement of securities.  The role of the Subsidiaries in these Transactions was to provide their assets as security (i.e., secured collateral) for a series of three loans (the “Loans” or “Notes”) to us from Yorkville.  The Loans are non-convertible unless we default on the Transactions.  The interest rate on the Loans is 20%.  Yorkville is a “Qualified Institutional Buyer” (also called a “QIB”) as that term is defined in Rule 144A.  We had a prior financing arrangement with Yorkville in 2006.  We contacted Yorkville on our own initiative to enter into the Transactions.

THE TRANSACTIONS

The first Loan funded on February 7, 2008 in the gross amount of $910,526 and the net amount of $750,000 as described in this table:

Gross Proceeds:	From YA Global Investments, L.P.	$910,526

Less:	Montioring Fee deposited in Escrrow Account	$(80,000)

	Structuring Fee to Yorkville Advisors LLC	$(30,000)

	Due Diligence Fee to Yorkville Advisors LLC	$(5,000)

	90 Days of Interest (20%) to Yorkville Advisors LLC	$(45,526)

Net Proceeds:	Net Proceeds Payable to Hyperdynamics Corporation	$750,000

The second Loan in the net amount of $1,089,474 will fund in the future upon us providing Yorkville with title opinions for our Louisiana oil leases and the recording of a mortgage for the Loans in favor of Yorkville against those oil leases.  There are other customary conditions to the funding of the second Loan.

The third Loan in the gross amount of $1,000,000 will fund in Yorkville’s sole discretion after the second Loan is funded.  Upon the third funding, we are required to place $40,000 into escrow to pay for fees and expenses of the funding.  There are other customary conditions to the funding of the third Loan.

We issued Yorkville 550,000 warrants to purchase our common stock as part of the Transactions.  These warrants have an exercise price of $2.00 per share and expire February 6, 2013.  If, as and when the third closing occurs, we will issue an additional 275,000 warrants to Yorkville with similar warrant terms.  If there is an event of Loan default, the Warrants will have a cashless exercise feature.

We issued Yorkville 94,899 shares of common stock as part of the Transactions.  If, as and when the third closing occurs, we will issue an additional $60,000 worth of common stock to Yorkville.

The Subsidiaries each signed a Guaranty for the Loans against their assets which are primarily oil leases in Louisiana and oil drilling equipment in Louisiana.  The Subsidiaries also signed Bank Account Control Agreements whereby Yorkville may chose to control the bank accounts of the Subsidiaries upon an event of Loan default by us.

We and the Subsidiaries signed a Security Agreement whose purpose was to connect the purpose of the Loans to the two Guaranties.

We reserved 11 million shares of common stock to fulfill any warrant exercises, or, Loan conversions upon a default of the Transaction terms by us.

If we default on a Loan(s) repayment, Yorkville may convert the Note(s) into common stock at a conversion price of the lesser of (i) $2.00 or (ii) 70% of the lowest Closing Bid Price of the Common Stock during the 15 consecutive Trading Days prior to the Conversion Date.  We signed Irrevocable Transfer Agent Instructions whereby upon a Note conversion into common stock our Transfer Agent will follow Yorkville’s instructions as to issuing conversion shares to Yorkville.

The transaction terms include a restriction on our using our equity line of credit (“ELOC”) that we have with Dutchess Private Equities Fund, II, LP.  While the Loan remains outstanding, we may use the ELOC for aggregate gross proceeds of up to $500,000 per 60 day period, provided however, if (a) no Event of Loan Default has occurred, (b) the Closing Bid Price of our Common Stock is above $4.00 for five consecutive Trading Days, and (c) the Closing Bid Price remains above $4.00 on the day an ELOC put is made, then we may make up to two puts under the ELOC per 30 day period for aggregate gross proceeds of the greater of: (i) $500,000 for the two puts, or, (ii) no more than the amount determined under the ELOC volume matrix formula set forth in Section 2(b) of the Dutchess Equity Line agreement (the “Dutchess Investment Agreement”) for each of the two puts.  The Dutchess Investment Agreement will expire according to its own terms in February 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

By the Transactions described above, we have or will or may become obligated to repay loans totaling $3 million at 20% interest.

The first Loan’s repayment schedule begins in September 1, 2008 and each month thereafter, we are obligated to repay Yorkville $22,763.  On the Maturity Date, we are obligated to pay Yorkville an amount in cash representing all outstanding Principal, accrued and unpaid Interest.  The maturity date is July 6, 2010. The second and third Loans will have similar repayment terms.

The transactions include an Escrow Agreement which will initially will contain 90 days of interest (to be funded out of gross Loan proceeds).

Item 3.02	Unregistered Sales of Equity Securities.

By the Transactions described above, we sold unregistered securities to Yorkville as part of the Transactions.  The Transactions were made in reliance upon Yorkville’s status as a QIB, and exemptions from registration under Section 4(2) of the Securities Act.  Each certificate issued for unregistered securities will contain a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering.  Yorkville was knowledgeable about our operations and financial condition. Yorkville is a QIB as that term is defined in Rule 144A, and Yorkville is also an accredited investor as defined in Regulation D.  Yorkville had knowledge and experience in financial and business matters that allowed it to evaluate the merits and risk of the Transactions.  We had a prior financing arrangement with Yorkville in 2006.  We contacted Yorkville on our own initiative to enter into the Transactions. The securities we sold to Yorkville on February 6, 2008 are:

(a)	550,000 warrants to purchase our common stock at an exercise price of $2.00 per share expiring February 6, 2013; and

(b)	94,899 shares of common stock.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Warrant----- Provided herewith.

4.2	Warrant----- Provided herewith.

10.1	Form of Note----- Provided herewith.

10.2	Note----- Provided herewith.

10.3	Securities Purchase Agreement----- Provided herewith.

10.4	Escrow Agreement----- Provided herewith.

10.5	Bank Account Control Agreement for HYD Resources Corporation----- Provided herewith.

10.6	Bank Account Control Agreement for Trendsetter Production Company----- Provided herewith.

10.7	Closing Statement-----Provided herewith.

10.8	Irrevocable Transfer Agent Instructions----- Provided herewith.

10.9	Guaranty by HYD Resources Corporation ----- Provided herewith.

10.10	Guaranty by Trendsetter Production Company-----Provided herewith.

10.11	Security Agreement----- Provided herewith.

10.12	Dutchess Investment Agreement----Incorporated by reference to our Form 8-K filed August 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: February 8, 2008

/s/ Kent Watts
Kent Watts
President and CEO